Exhibit 3.1

BY-LAWS

OF

AAR CORP.

a Delaware corporation

(as amended and restated through July 9, 2008)

ARTICLE I

OFFICES

SECTION 1.           REGISTERED OFFICE.  The registered office of the corporation shall be located in the City of Wilmington, County of New Castle, State of Delaware.  The corporation may also have such other offices, within or without the State of Delaware, as the Board of Directors may designate or the business of the corporation require from time to time.

SECTION 2.           PRINCIPAL OFFICE.  The principal office of the corporation shall be located in Wood Dale, Illinois.

ARTICLE II

STOCKHOLDERS’ MEETINGS

SECTION 1.           TIME.  The annual meeting of the stockholders of the corporation for the election of directors and the transaction of such other business as may properly come before such meeting shall be held each year on the second Wednesday in October at 9:00 a.m. (Chicago time), or if said day be a legal holiday, then on the next succeeding day not a legal holiday, or shall be held on such other date and at such other time as shall be determined by the Board of Directors.  A special meeting of the stockholders shall be held on the date and at the time fixed by those persons authorized by the Certificate of Incorporation to call such meeting.

SECTION 2.           PLACE.  Annual meetings and special meetings shall be held at such place, within or without the State of Delaware, as may be designated from time to time by the Board of Directors.  If authorized by the Board of Directors, a meeting may be held solely by means of remote communications as authorized by the General Corporation Law.  Whenever the directors shall fail to designate a place for a meeting or authorize holding the meeting solely by means of remote communications, the meeting shall be held at the principal office of the corporation.

SECTION 3.           NOTICE OR WAIVER OF NOTICE.  Written notice of all meetings shall be given, stating the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called.  Except as otherwise provided by the General Corporation Law, notice of any meeting shall be given, personally or by mail or electronic transmission, not less than ten days nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting.  If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to each stockholder at such stockholder’s address as it appears on the records of the corporation.  If a meeting is adjourned to another time or place, except as provided below notice need not be given of the adjourned meeting if the time, place, if any, thereof and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken.  At the adjourned meeting, any business may be transacted which might have been transacted at the meeting as originally noticed.  If the adjournment is for more than 30 days, or if after the announcement a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder or record entitled to vote at the meeting.  A written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.  Attendance of a person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission.

SECTION 4.         RECORD DATE FOR STOCKHOLDERS.

(a)           In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty days nor less than ten days before the date of such meeting.  If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b)           In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or the allotment of any rights, or the stockholders entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty days prior to any such action.  If no record date is fixed by the Board of Directors, the record date for determining stockholders for any other purpose shall be the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

SECTION 5.         STOCKHOLDER LIST.  The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders,

a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder, provided that the corporation shall not be required to include electronic mail addresses or any other electronic contact information on such list.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten days prior to the meeting, either (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the corporation.  If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.  If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.  The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders.

SECTION 6.           CONDUCT OF MEETING.  Meetings of the stockholders shall be presided over by one of the following officers in the order presented and if present and acting: the Chairman of the Board, a Vice Chairman, if any, the President, an Executive Vice President, a Vice President, or the Chairman of the Nominating and Governance Committee, or, if none of the designated persons is in office and present and acting, by a chairman to be chosen by the stockholders.  The person presiding over the meeting shall have authority to prescribe the agenda for the meeting and to control the length and order of discussion.  The Secretary of the corporation, or in the Secretary’s absence, an Assistant Secretary, shall act as Secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the chairman of the meeting shall appoint a secretary of the meeting.

SECTION 7.           PROXY REPRESENTATION.  Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date unless the proxy provides for a longer period.  Without limiting the manner in which a stockholder may authorize another person or person to act for such stockholder as proxy pursuant to this section, a stockholder may grant such authority by (a) executing a writing authorizing another person or persons to act for such stockholder as proxy or (b) transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder or stockholders’ attorney-in-fact, or (c) any other means permitted under the General Corporation Law.  A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.  A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally.

SECTION 8.           INSPECTORS OF ELECTIONS.  The corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof.  The corporation may designate one of more person as alternate inspectors to replace any inspector who fails to act.  If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting.  Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability.  The inspectors shall ascertain the number of shares outstanding and the voting power of each; determine the shares represented at the meeting and the validity of proxies and ballots; count all votes and ballots; determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots.

SECTION 9.           QUORUM.  The holders of a majority of the outstanding shares of stock present or represented by proxy at any meeting of stockholders shall constitute a quorum at such meeting for the transaction of any business.  Once a quorum is established at a meeting, it shall remain duly constituted for such meeting notwithstanding the subsequent withdrawal of stockholders.  If a quorum shall not be present or represented at any meeting of stockholders, the presiding officer at the meeting or the stockholders present or represented by proxy at the meeting shall have power to adjourn the meeting from time to time until a quorum shall be present or represented.

SECTION 10.         VOTING.  Each stockholder shall be entitled to one vote for each share of stock held by such stockholder.  In all matters other than the election of directors, if a quorum is present, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless a different number of votes is required by the Certificate of Incorporation or the General Corporation Law.  If a quorum is present, directors shall be elected by a plurality of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.  In determining whether a proposal has been approved, shares abstaining or not voting but otherwise present at the meeting will not be counted as having been voted on the proposal.  All elections of directors shall be by written ballot.  Voting by ballot shall not be required for any other corporate action except as otherwise provided by the General Corporation Law.

SECTION 11.         NOTICE OF STOCKHOLDER PROPOSALS.

(a)              No business may be transacted at an annual meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any stockholder of the corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 11 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 11.

(b)           In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the corporation.  To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the corporation not less than one-hundred eighty (180) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

(c)           To be in proper written form, a stockholder’s notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting:

(i)            (A) a brief description of the business desired to be brought before the annual meeting and (B) the reasons for conducting such business at the annual meeting, a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder or any Stockholder Associated Person (as defined below) in such business;

(ii)           a representation that such stockholder intends to appear in person or by proxy at the meeting to bring such business before the meeting;

(iii)          as to the stockholder giving the notice and any Stockholder Associated Person, (A) the class, series and number of all shares of stock of the corporation which are owned of record by such stockholder or such Stockholder Associated Person, if any, (B) the class, series and number of, and the nominee holder for, any shares of stock of the corporation owned beneficially but not of record by such stockholder or such Stockholder Associated Person, if any; and (C) a description of all Derivative Transactions (as defined below) by such stockholder or such Stockholder Associated Person during the previous twelve (12) month period, including the date of the transactions and the class, series and number of securities involved in, and the material economic terms of, the transactions, such description to include all information that such stockholder or Stockholder Associated Person would be required to report on an Insider Report (as defined below) if such stockholder or Stockholder Associated Person were a director of the corporation or the beneficial owner of more than ten percent (10%) of the shares of the corporation at the time of the transactions;

(iv)          as to the stockholder giving the notice and any Stockholder Associated Person, (A) the name and address of such stockholder and such Stockholder Associated Person, as they appear on the corporation’s stock ledger and, if different, their current names and addresses and (B) the investment strategy or objective, if any, of such stockholder or Stockholder Associated Person and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such stockholder or Stockholder Associated Person; and

(v)           to the extent known by the stockholder giving the notice, the name and address of any other person who owns, beneficially or of record, any shares of stock of the corporation and who supports the proposal of other business on the date of such stockholder’s notice.

(d)           No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 11, provided, that once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 11 shall be deemed to preclude discussion by any stockholder of any such business.  If the Chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

(e)           For purposes of this Section 11:

(i)            a “Stockholder Associated Person” of any stockholder shall mean (A) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (B) any beneficial owner of shares of stock of the corporation owned of record or beneficially by such stockholder and (C) any person controlling, controlled by or under common control with such stockholder or a Stockholder Associated Person as defined in the foregoing clauses (A) and (B);

(ii)           “Derivative Transaction” by a person shall mean any (A) transaction in, or arrangement, agreement or understanding with respect to, any option, warrant, convertible security, stock appreciation right or similar right with an exercise, conversion or exchange privilege, or settlement payment or mechanism related to, any security of the corporation, or similar instrument with a value derived in whole or in part from the value of a security of the corporation, in any such case whether or not it is subject to settlement in a security of the corporation or otherwise and (B) any transaction, arrangement, agreement or understanding which included or includes an opportunity for such person, directly or indirectly, to profit or share in any profit derived from any increase or decrease in the value of any security of the corporation, to mitigate any loss or manage any risk associated with any increase or decrease in the value of any security of the corporation or to increase or decrease the number of securities of the corporation which such person was, is or will be entitled to vote, in any case whether or not it is subject to settlement in a security of the corporation or otherwise; and

(iii)          “Insider Report” shall mean a statement required to be filed pursuant to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (or any successor provisions) by a person who is a director of the corporation or who is directly or indirectly the beneficial owner of more than ten percent (10%) of the shares of the corporation.

ARTICLE III

DIRECTORS

SECTION 1.         NUMBER AND QUALIFICATIONS.  The Board of Directors shall consist of between three and fifteen directors, with the exact number of directors to be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the Board of Directors then in office.

SECTION 2.         MEETINGS.  Meetings of the Board of Directors shall be held at such places within or outside the State of Delaware as may from time to time be fixed by resolution of the Board of Directors, or as may be specified in the notice of the meeting.  A regular meeting of the Board of Directors may be held without other notice than this by-law immediately after, and at the same place as, the annual meeting of stockholders.  Regular meetings of the Board of Directors shall be held at such times as may from time to time be fixed by resolution of the Board of Directors, and no notice of such regular meetings need be given other than such resolution.  Special meetings may be held at any time upon the call of the Chairman of the Board or, in the absence of the Chairman of the Board, the President or any Vice President or the Secretary or any two directors by oral, electronic or written notice given in accordance with Section 3 of this Article III.  The notice of any meeting need not specify the purpose of the meeting.  A written waiver, signed by the director entitled to notice, or a waiver by electronic transmission by the director entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.  Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 3.         NOTICE.  Notice of the place, date, and hour of each special meeting, unless waived, shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone, telegram or electronic transmission on twenty-four (24) hours’ notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.  Such notice may be given by the Secretary or by the officer or directors calling the meeting.  If notice is given:

(a)           in person, such notice shall be deemed to have been given when delivered;

(b)           by mail, such notice shall be deemed to have been given when deposited in the United States mail, postage prepaid, addressed to the director at such address as appears on the records of the corporation for such director;

(c)           by telegram, cable or other similar means (not including mail) that provide written notice, such notice shall be deemed to have been given when delivered to any transmission company, with charges prepaid, addressed to the director at such address as appears on the records of the corporation for such director; and

(d)           by telephone or electronic transmission, such notice shall be deemed to have been given when transmitted to such number or designation as appears on the records of the corporation for such director.

SECTION 4.         COMMITTEES.

(a)           The Board of Directors shall appoint from among its members the following committees: audit, compensation, nominating and governance and executive.  Each of these committees shall consist of such number of directors and shall have such powers, authority and duties as shall from time to time be prescribed by the Board of Directors.

(b)           The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more other committees, each committee to consist of one or more directors of the corporation.  Any such committee shall have and may exercise such powers and authority of the Board of Directors as shall be conferred or authorized by the resolution designating such committee.

(c)           The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not the member or members present constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

(d)           A majority of the members of any committee of the Board of Directors, if such committee be composed of more than two members, may determine its action and fix the time and place of its meetings unless the Board of Directors shall otherwise provide.  The Board of Directors shall have power at any time to fill vacancies in, to change the membership of, or to discharge any such committee.

(e)           Any and all actions by any committee shall be reported to the Board of Directors at the board meeting succeeding such action.

SECTION 5.         QUORUM.  A majority of the total number of directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.  A majority of the total number of members of any committee of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of such committee.  If at any meeting of the Board of Directors or any committee there shall be less than a quorum present, a majority of those present may adjourn the meeting, without further notice from time to time until a quorum shall have been obtained.  Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof.  Members of the Board of Directors or any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this sentence shall constitute presence in person at the meeting.

SECTION 6.           MANNER OF ACTING.  The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors or committee, as the case may be, unless the Certificate of Incorporation or these by-laws shall require a vote of a greater number.

SECTION 7.           DIVIDENDS.  Subject always to the provisions of the law and the Certificate of Incorporation, the Board of Directors shall have full power to determine whether any, and if any, what part of any, funds legally available for the payment of dividends shall be declared in dividends and paid to stockholders; the division of the whole or any part of such funds of the corporation shall rest wholly within the lawful discretion of the Board of Directors, and it shall not be required at any time, against such discretion, to divide or pay any part of such funds among or to the stockholders as dividends or otherwise; and the Board of Directors may fix a sum which may be set aside or reserved over and above the capital paid in of the corporation as working capital for the corporation or as a reserve for any proper purpose, and from time to time may increase, diminish, and vary the same in its absolute judgment and discretion.

SECTION 8.           INFORMAL ACTION.  Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes or proceedings of the Board of Directors or committee.

SECTION 9.           NOMINATION OF DIRECTORS.

(a)             Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the corporation, except as may be otherwise provided in the Certificate of Incorporation with respect to the right of holders of preferred stock of the corporation to nominate and elect a specified number of directors in certain circumstances.  Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for such purpose, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any stockholder of the corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 9 and on the record date for the determination of stockholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 9.

(b)             In addition to any other applicable requirements (including, where applicable, Section 11 of Article II of these by-laws), for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the corporation.  To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the corporation (i) in the case of an annual meeting called for a date that is within thirty (30) days before or after the anniversary date of the immediately preceding annual meeting of stockholders, not less than one-hundred eighty (180) days prior to such anniversary date and (ii) in the case of an annual meeting called for a date that is more than thirty (30) days before or after such anniversary date, or in the case of a special meeting, not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure of the date of the meeting was made, whichever first occurs.

(c)           To be in proper written form, a stockholder’s notice to the Secretary must set forth:

(i)            as to each person whom the stockholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by the person and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with a solicitation of proxies for election of directors in an election contest (even if an election contest is not involved), or would otherwise be required, pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder;

(ii)           a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate each person named in its notice;

(iii)          as to the stockholder giving the notice and any Stockholder Associated Person, (A) the class, series and number of all shares of stock of the corporation which are owned of record by such stockholder or such Stockholder Associated Person, if any, (B) the class, series and number of, and the nominee holder for, any shares of stock of the corporation owned beneficially but not of record by such stockholder or such Stockholder Associated Person, if any; and (C) a description of all Derivative Transactions (as defined below) by such stockholder or such Stockholder Associated Person during the previous twelve (12) month period, including the date of the transactions and the class, series and number of securities involved in, and the material economic terms of, the transactions, such description to include all information that such stockholder or Stockholder Associated Person would be required to report on an Insider Report (as defined below) if such stockholder or Stockholder Associated Person were a director of the corporation or the beneficial owner of more than ten percent (10%) of the shares of the corporation at the time of the transactions;

(iv)          as to the stockholder giving the notice and any Stockholder Associated Person, (A) the name and address of such stockholder and such Stockholder Associated Person, as they appear on the corporation’s stock ledger and, if different, their current names and addresses and (B) the investment strategy or objective, if any, of such stockholder or Stockholder Associated Person and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such stockholder or Stockholder Associated Person; and

(v)           to the extent known by the stockholder giving the notice, the name and address of any other person who owns, beneficially or of record, any shares of stock of the corporation and who supports the nominee(s) for election on the date of such stockholder’s notice.

Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.  For purposes of this Section 9, the terms “Stockholder Associated Person,” “Derivative Transaction” and “Insider Report” shall have the same meanings as given them in Article II, Section 11(e).

(d)             No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 9.  If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

ARTICLE IV

OFFICERS

SECTION 1.           NUMBER.  The officers of the corporation shall be a Chairman of the Board and a President, one of whom shall be designated Chief Executive Officer by the Board of Directors, may include one or more Vice Chairmen and one or more Vice Presidents, as may be determined by the Board of Directors, and shall include a Chief Financial Officer, a Secretary, a Treasurer and such Assistant Secretaries, Assistant Treasurers and other officers as may be designated by the Board of Directors.  Any two or more offices may be held by the same person.  The Chairman, any Vice Chairman and the President may, but need not, be chosen from among the directors.  The Treasurer shall report to the Chief Financial Officer if not also elected to the position of Chief Financial Officer.

SECTION 2.           TERM AND REMOVAL.  The officers of the Corporation shall be elected or appointed annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of stockholders.  Vacancies may be filled, and new offices may be created and filled, at any meeting of the Board of Directors.  Each officer shall hold office until such officer’s successor is elected or appointed and has qualified or until such officer’s earlier death, resignation or removal.  Any officer may be removed from office, either with or without cause, at any time by the affirmative vote of a majority of the members of the Board of Directors then in office.

SECTION 3.           THE CHAIRMAN OF THE BOARD.  The Chairman of the Board shall have such powers as are vested in him or her by the Board of Directors, by law or by these by-laws.  The Chairman shall preside at the meetings of the stockholders, of the Board of Directors and of the Executive Committee.

SECTION 4.           THE VICE CHAIRMEN.  A Vice Chairman shall have such powers and perform such duties as are vested in or assigned to him or her by the Board of Directors, the Chairman or these By-laws.  In the absence or inability to act of the Chairman of the Board, or upon the request of the Chairman of the Board, the Vice Chairman (or in the event there be more than one Vice Chairman, the Vice Chairmen in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the Chairman of the Board and when so acting shall have all the powers of and be subject to all the restrictions upon the Chairman of the Board.  In the absence or inability to act of the Chairman of the Board and the Vice Chairmen, if any, the Chairman of the Nominating and Governance Committee shall preside at meetings of the Board of Directors and shall have and exercise all of the powers and duties of the Chairman of the Board, subject to Article II, Section 6.

SECTION 5.           THE PRESIDENT.  The President shall have the powers and duties vested in him or her by the Board of Directors, by law or by these by-laws.

SECTION 6.           THE CHIEF EXECUTIVE OFFICER.  The Chief Executive Officer shall have, subject to the supervision and direction of the Board of Directors or of the Executive Committee, general supervision of the business, property and affairs of the corporation and the powers vested in him or her by the Board of Directors, by law or by these by-laws or which usually attach or pertain to such office.  Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the corporation or a different mode of execution is expressly prescribed by the Board of Directors, the Chief Executive Officer may execute for the corporation any contracts, deeds, mortgages, bonds or other instruments that the Board of Directors has authorized, and the Chief Executive Officer may (without previous authorization by the Board of Directors) execute such contracts and other instruments as the conduct of the corporation’s business in its ordinary course requires.

SECTION 7.           THE VICE PRESIDENTS.  The Vice Presidents shall perform such duties as may be assigned to them from time to time by the Chairman of the Board, a Vice Chairman, the President, the Board of Directors or these by-laws.  Any Vice President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the Corporation.

SECTION 8.           THE TREASURER.  If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine.  The Treasurer shall (a) have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositaries as shall be selected; and (b) in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Chairman of the Board, a Vice Chairman, the President, the Board of Directors or these by-laws.

SECTION 9.           THE SECRETARY.  The Secretary shall have the custody of the corporate seal and the Secretary or any Assistant Secretary shall affix the same to all instruments or papers requiring the seal of the Corporation.  The Secretary, or in his or her absence, any Assistant Secretary, shall see that proper notices are sent of the meetings of the stockholders, the Board of Directors and the Executive Committee, and shall see that all proper notices are given, as required by these by-laws.  The Secretary or any Assistant Secretary shall keep the minutes of all meetings of stockholders and directors and all committees which may request their services.

SECTION 10.         ASSISTANT TREASURERS AND ASSISTANT SECRETARIES.  The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine.  The Assistant Secretaries as thereunto authorized by the Board of Directors may sign with the Chairman of the Board, a Vice Chairman, the President or a Vice President

certificates for shares of the Corporation, the issue of which shall have been authorized by a resolution of the Board of Directors.  The Assistant Treasurers and Assistant Secretaries, in general, shall perform such duties as shall be assigned to them by the Treasurer or the Secretary, respectively, or by the Chairman of the Board, a Vice Chairman, the President, the Board of Directors or these by-laws.

SECTION 11.         VOTING CORPORATION’S SECURITIES.  Unless otherwise ordered by the Board of Directors, the Chairman of the Board, or in the event of his inability to act, the President, or in the event of his inability to act, the Vice President designated by the Board of Directors to act in the absence of the President shall have full power and authority on behalf of the corporation to attend and to act and to vote at any meetings of security holders of corporations in which the corporation may hold securities, and at such meetings shall possess and may exercise any and all rights and powers incident to the ownership of such securities, and which as the owner thereof the corporation might have possessed and exercised, if present.  The Board of Directors, by resolution from time to time, may confer like powers upon any other person or persons.

ARTICLE V

CERTIFICATED AND UNCERTIFICATED STOCK

SECTION 1.           FORM.  The shares of the corporation’s stock shall either be represented by certificates or be uncertificated shares.  Any stockholder, upon written request to the transfer agent or registrar of the corporation, shall be entitled to a certificate representing shares of the corporation’s stock.  Any certificates representing shares of the corporation’s stock shall be in such form not inconsistent with the Certificate of Incorporation as the Board of Directors may from time to time prescribe.  Such certificates shall be signed by or in the name of the corporation by the Chairman or Vice Chairman of the Board of Directors, or the President or a Vice President, and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and shall be sealed with the seal of the corporation.  Such seal may be a facsimile.  If a stock certificate is countersigned by a transfer agent or registrar (other than, in each case, the corporation or an employee of the corporation), any or all of the other signatures on the certificate may be a facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.  The name of the person to whom the shares represented by a certificate are issued, and the number of shares and date of issue, shall be entered on the books of the corporation.

SECTION 2.           TRANSFER.  Upon compliance with any provisions restricting the transferability of shares that may be set forth in the Certificate of Incorporation, these by-laws or any written agreement in respect thereof, transfers of shares of the capital stock of the corporation shall be made only on the books of the corporation by the holder of record thereof or by such holder’s legal representative, who shall furnish proper evidence of authority to transfer, or by the holder’s attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, or with a transfer agent appointed as provided in Section 5 of this Article, and either (a) in the case of stock represented by a certificate, on surrender for cancellation of the certificate or certificates for such shares or (b) in the case of uncertificated shares, on proper instructions from the holder of record of such shares or the holder’s legal representative or attorney.  and the payment of all taxes thereon.  The person in whose name shares of stock stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation.  The Board may, from time to time, make such additional rules and regulations as it may deem expedient, not inconsistent with these by-laws, concerning the issue, transfer and registration of certificates for shares of the capital stock of the corporation.

SECTION 3.           LOST, STOLEN, DESTROYED OR MUTILATED CERTIFICATES.  No certificates for shares of stock in the corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft and on delivery to the corporation, if the Board of Directors shall so require, of a bond of indemnity in such amount (not exceeding twice the value of the shares represented by such certificate), upon such terms and secured by such surety as the Board of Directors may in its discretion require.

SECTION 4.           TRANSFER AGENT AND REGISTRAR.  The Board of Directors may appoint one or more transfer agents and one or more registrars, and may require all certificates of stock to bear the signature or signatures of any of them.

ARTICLE VI

FISCAL YEAR

The fiscal year of the corporation shall begin on the first day of June in each year and shall end on the last day of May next following, unless otherwise determined by the Board of Directors.

ARTICLE VII

CORPORATE SEAL

The corporate seal of the corporation shall be in such form as the Board of Directors shall prescribe.

ARTICLE VIII

AMENDMENTS

These by-laws may be amended, altered or repealed and new by-laws not inconsistent with any provision of the Certificate of Incorporation may be made (a) by the affirmative vote of a majority of the members of the Board of Directors then in office, or (b) by the affirmative vote of the holders of at least 80% of the total voting power of all shares of stock of the corporation entitled to vote in the election of directors, considered for purposes of this Article VIII as one class.